      As Filed with the Securities and Exchange Commission on June 20, 1995
                                                      Registration No. 33-_____
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         ------------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                              EMERSON ELECTRIC CO.
             (Exact name of registrant as specified in its charter)

                  MISSOURI                             43-0259330
      (State or other jurisdiction of               (I.R.S. Employer
      incorporation or organization)               Identification No.)

                           8000 West Florissant Avenue
                            St. Louis, Missouri 63136
   (Address, including zip code, of registrant's principal executive offices)

                  EMERSON/INTELLUTION 1988 INCENTIVE STOCK PLAN
- -------------------------------------------------------------------------------
                            (Full Title of the Plan)

                              Harley M. Smith, Esq.
                Assistant Secretary and Assistant General Counsel
                              Emerson Electric Co.
                           8000 West Florissant Avenue
                            St. Louis, Missouri 63043
                                 (314) 553-2431
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                         ------------------------------

                                       CALCULATION OF REGISTRATION FEE
============================================================================================================

  Title of Securities         Amount to be      Proposed Maximum   Proposed Maximum          Amount of
    to be Registered           Registered        Offering Price        Aggregate       Registration Fee <F2>
                                                 Per Share <F2>   Offering Price <F2>
- -----------------------  ---------------------  ----------------  -------------------  ---------------------

Common Stock and
  Preferred Stock
  Purchase Rights <F1>    208,592 Shares <F3>       $16.31247          $3,402,651              $1,174

============================================================================================================





<F1>     Preferred Stock Purchase Rights are attached to and trade with the Common Stock, par value $1.00, of the Registrant (the "Common Stock").  Value attributable to such Preferred Stock Purchase Rights, if any, is reflected in the market price of the Common Stock.

<F2>     Computed pursuant to Rule 457(h) solely for the purpose of determining the registration fee.
         Proposed maximum offering price represents the weighted average price per share based on the exercise price of outstanding stock options.

<F3>     This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.


                                     PART II

                           INFORMATION REQUIRED IN THE
                              REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant are incorporated by reference into this Registration Statement:

         (a)     Annual Report on Form 10-K for the year ended September 30,
                 1994.
         (b)     Quarterly Report on Form 10-Q for the quarter ended
                 December 31, 1994.
         (c)     Quarterly Report on Form 10-Q for the quarter ended March 31,
                 1995.
         (d) The description of the Registrant's Common Stock as contained in the Registrant's Registration Statement on Form 10 filed under the Securities Exchange Act of 1934 (the "1934 Act"), as amended under cover of Form 8 on January 19, 1981, and amendments to the Restated Articles of Incorporation described and set forth in the Proxy Statement dated December 19, 1985.
          (e) The description of the Registrant's Preferred Stock Purchase Rights which is contained in the Registration Statement on Form 8-A dated November 3, 1988.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.


Item 4.  Description of Securities.

         The securities to be offered are registered under Section 12(b) of the 1934 Act.


Item 5.  Interest of Named Experts and Counsel.

         H. M. Smith, whose opinion is contained in Exhibit 5.1, owned as of May 8, 1995, 1,317 shares of the Registrant's Common Stock and options to purchase 7,902 additional shares.


Item 6.  Indemnification of Directors and Officers.

         The Registrant is a Missouri Corporation. Section 351.355(1) of the Revised Statutes of Missouri provides that a corporation may indemnify a director, officer, employee or agent of the corporation in any action, suit or proceeding other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, fines and settlement amounts actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Section 351.355(2) provides that the corporation may indemnify any such person in any action or suit by or in the right of the corporation against expenses (including attorneys' fees) and settlement amounts actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that he may not be indemnified in respect of any matter in which he has been adjudged liable for negligence or misconduct in the performance of his duty to the corporation, unless authorized by the court. Section 351.355(3) provides that a corporation shall indemnify any such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the action, suit or proceeding if he has been successful in defense of such action, suit or proceeding and if such action, suit or proceeding is one for which the corporation may indemnify him under Section 351.355(1) or (2). Section 351.355(7) provides that a corporation shall have the power to give any further indemnity to any such person, in addition to the indemnity otherwise authorized under Section 351.355, provided such further indemnity is either
(i) authorized, directed or provided for in the articles of incorporation of the corporation or any duly adopted amendment thereof or (ii) is authorized, directed or provided for in any bylaw or agreement of the corporation which has been adopted by a vote of the shareholders of the corporation, provided that no such indemnity shall indemnify any person from or on account of such person's conduct which was finally adjudged to have been knowingly fraudulent, deliberately dishonest or willful misconduct.

         At the Annual Meeting of Shareholders held on February 10, 1987, the shareholders adopted indemnification agreements with the directors of the Registrant and amendments to the bylaws of the Registrant which incorporate indemnity provisions permitted by Section 351.355(7) described above. The amended By-Laws provide that the Registrant will indemnify its directors and officers against all expenses (including attorneys' fees), judgments, fines and settlement amounts, paid or incurred in any action or proceeding, including any action by or on behalf of the Registrant, on account of their service as a director or officer of the Registrant, any subsidiary of the Registrant or any other company or enterprise when they are serving in such capacities at the request of the Registrant, excepting only cases where (i) the conduct of such person is adjudged to be knowingly fraudulent, deliberately dishonest or willful misconduct, (ii) a final court adjudication shall determine that such indemnification is not lawful, (iii) judgment is rendered against such person for an accounting of profits made from a purchase or sale of securities of the Registrant in violation of Section 16(b) of the Securities Exchange Act of 1934 or of any similar statutory law, or (iv) any remuneration paid to such person is adjudicated to have been paid in violation of law. Such person shall be indemnified only to the extent that the aggregate of loses to be indemnified exceeds the amount of such losses for which the director or officer is insured pursuant to any directors' or officers' liability insurance policy maintained by the Registrant.

         The Registrant maintains directors' and officers' liability insurance.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         Reference is made to the Exhibit Index.


Item 9.  Undertakings.

         (a)     The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                         (i)      To include any prospectus required by
         Section 10(a)(3) of the Securities Act of 1933;

                         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                 (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of St. Louis, State of Missouri, on June 20, 1995.

                                  EMERSON ELECTRIC CO.

                                  By:  /s/ W.J. GALVIN
                                       ----------------------------------------
                                                      W. J. Galvin
                                          Senior Vice President - Finance and
                                                Chief Financial Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby severally constitutes and appoints W. J. Galvin, W. W. Withers, C. W. Groennert and H. M. Smith, Esq., and each of them singly, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

           Signature                          Title                    Date
- ------------------------------  --------------------------------  -------------

/s/ C.F. KNIGHT                 Chairman of the Board, President  June 20, 1995
- ------------------------------  and Chief Executive Officer
C.F. Knight

/s/ W.J. GALVIN                 Senior Vice President - Finance   June 20, 1995
- ------------------------------  and Chief Financial Officer
W.J. Galvin                     (principal accounting officer)

/s/ L. L. BROWNING, JR.         Director                          June 20, 1995
- ------------------------------
L. L. Browning, Jr.

/s/ A. A. BUSCH, III            Director                          June 20, 1995
- ------------------------------
A. A. Busch, III

           Signature                          Title                    Date
- ------------------------------  --------------------------------  -------------

/s/ D. C. FARRELL               Director                          June 20, 1995
- ------------------------------
D. C. Farrell

/s/ J. A. FRATES                Director                          June 20, 1995
- ------------------------------
J. A. Frates

/s/ R. B. HORTON                Director                          June 20, 1995
- ------------------------------
R. B. Horton


/s/ G. A. LODGE                 Director                          June 20, 1995
- ------------------------------
G. A. Lodge

/s/ V. R. LOUCKS, JR.           Director                          June 20, 1995
- ------------------------------
V. R. Loucks, Jr.

/s/ R. B. LOYND                 Director                          June 20, 1995
- ------------------------------
R. B. Loynd

/s/ R. L. RIDGWAY               Director                          June 20, 1995
- ------------------------------
R. L. Ridgway

                                Director                          June __, 1995
- ------------------------------
R. W. Staley

/s/ A. E. SUTER                 Director                          June 20, 1995
- ------------------------------
A. E. Suter

/s/ W. M. VAN CLEVE             Director                          June 20, 1995
- ------------------------------
W. M. Van Cleve

/s/ E. E. WHITACRE, JR.         Director                          June 20, 1995
- ------------------------------
E. E. Whitacre, Jr.

/s/ E. F. WILLIAMS, JR.         Director                          June 20, 1995
- ------------------------------
E. F. Williams, Jr.

/s/ F. T. WILSON                Director                          June 20, 1995
- ------------------------------
F. T. Wilson

                              EMERSON ELECTRIC CO.

                                  EXHIBIT INDEX

Exhibit
Number   Description
- -------  ----------------------------------------------------------------------

4.1 Restated Articles of Incorporation of Emerson Electric Co., incorporated by reference to 1989 Form 10-K, Exhibit 3(a)

4.2 Bylaws of Emerson Electric Co., incorporated by reference to 1994 Form 10-K, Exhibit 3(b)

4.3 Rights Agreement dated as of November 1, 1988 between Emerson Electric Co. and Centerre Trust Company of St. Louis, incorporated by reference to Form 8-K, dated November 1, 1988, Exhibits 1 and 2

5.1      Opinion of Counsel to Emerson Electric Co.

23.1     Consent of KPMG Peat Marwick LLP

23.2     Consent of Counsel to Emerson Electric Co. (included in Exhibit 5.1)

24.1     Power of Attorney (included in Signature Page)